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                                                                      EXHIBIT 23

                                      Agency Agreement                Allied
                                                                       Group
                                                                     Insurance

This Agreement entered this 1st day of September 1991, by and between the undersigned insurance company or companies (hereinafter collectively called "the Company") and ALLIED Group Insurance Marketing Company of ________________ in the County of Polk and State if Iowa (hereinafter called "Agent").

                                  WITNESSETH:

In consideration of the mutual covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:

I. Appointment and Authority. That, upon the terms and conditions herein set forth, Company hereby appoints Agent its agent for the purpose of and with authority to solicit applications for insurance and bonds, deliver and countersign policies and endorsements thereon, deliver bonds, collect premiums for transmission of applications for insurance and endorsements to Company for approval and processing or disapproval, such authority to bind Company being subject to such restrictions as may be outlined in Company manual or otherwise imposed by Company from time to time.

     Nothing contained herein shall be construed to create the relation of employer and employee between Company and Agent. Agent shall be free to exercise his own judgement as to persons from whom he will solicit insurance or bonds and the time and place of solicitation, but Company may from time to time prescribe underwriting rules and regulations respecting the conduct of the business covered hereby (not interfering with such freedom of action of Agent), which underwriting rules and regulations shall be observed by Agent.

II. Commissions. Company agrees to pay Agent commissions on all premiums remitted upon business solicited by him at the percentages determined in accordance with the commission schedule of Company in effect at the beginning of the policy period or term as stated in the original policy or in any extension or renewal thereof, or inception date of a Surety Bond, or effective date of annual or three-year premium period of a Fidelity Bond. Provided, further, that in the event that Company is ordered (either administratively or judicially), by any entity having appropriate jurisdiction, to refund any premium collected hereunder, the Agent's commission(s) must be adjusted to reflect such refund. That is, Agent's commission(s) will be reduced to reflect the fact that Company has refunded premium to an insured (or former insured) and, therefore, Agent's commission(s) must be adjusted accordingly. "Once this amount of overpayment, if any, is determined; Company will, on a case-by-case basis negotiate a repayment plan with Agent."

III. Supplies. Supplies furnished by Company to Agent for Agent's use in the conduct of his business shall be property of Company and shall at all times be subject to the inspection and control of Company. Company shall not otherwise be liable for any of Agent's expenses other than those which it may expressly agree to assume as a result of negotiations between the parties.

IV. Remittance of Premiums. Premiums shall be considered due from Agent on the first day of the month following the month in which the policy or bond, additional premium, or excess audit has been charged to Agent's statement. If Agent has not remitted all such monies to Company within forty-five days from the end of the month in which the business is charged, all unremitted items in the statement shall become delinquent. Any credit given by Agent to an insured shall be at Agent's own risk, and any of the provisions herein contained shall not be construed as an authorization for the extension of credit by Agent to an insured on behalf of Company. Company may, at its option, take over for collection any and all delinquent items in Agent's statement not collected or remitted for by Agent and in such event, Agent agrees to waive commission thereon.

     Company shall make the necessary audits on policies and bonds written by Agent requiring such audits for the computation of premium. In the event an additional premium is produced by any audit, such additional premium shall be charged to Agent's account, and Agent agrees to collect the additional premium from the Insured and

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     remit same to company less his commission within forty-five days from the end of the month in which such additional premium is charged to Agent's account. In the event Agent is unable to collect such additional premium within the forty-five day period, and within ten days after the expiration of said forty-five day period notifies Company in writing to this effect and requests Company to take over for direct collection such additional premium. Company agrees to assume responsibility for the collection of such additional premium less commission, and Agent agrees to waive all claims for commission credits thereon, if Agent fails to notify Company of his inability to collect additional premiums as herein provided, Agent agrees that he will pay such additional premiums to Company in accordance with the provisions of this Agreement. In the event any audit produces a return premium due the Insured, Agent agrees to pay said return premium less his commission, as provided in this Agreement. In the case of bonds which cannot be terminated by written notice to the obligee, Agent may, by like notice, relieve himself of the responsibility to collect and remit renewal premiums.

V. Monies Due Agent. Company agrees to pay all monies due by it to Agent as shown by any monthly statement within forty-five days from the end of the month for which such statement is rendered: provided, however, that Company may accumulate monthly amounts payable is less that ten dollars until they equal or exceed such amount before making payment hereunder.

VI. Premiums Constitute Trust Fund. It is specifically understood and agreed upon that all premiums collected by Agent are at all timed the property of Company as hereinbefore stated and shall not be used for any other purpose whatsoever except that permission is granted (until revoked) for Agent to use such portion of trusteed premiums as may be necessary to pay return premiums. The keeping of an account with Agent on Company's books as creditor and debtor account is declared a record memorandum of business transacted, and neither such keeping of account, nor alteration in compensation rate, nor failure to enforce prompt remittance or compromise or settlement or declaration of balance of account, shall be held to waive assertion of trust relation as to premiums collected by Agent. It is further understood and agreed that the commission which Company agrees to pay Agent a lien or claim on said premiums, and in case Company allows Agent, for the purpose of facilitating the handling of its business, to deduct the commission from premiums collected, it shall in no sense be construed as a waiver of its business, to deduct the commission from premiums collected, it shall in no sense be construed as a waiver of the rights of Company to its ownership of the premiums or in any manner affect the trust character of said premiums.

VII. Cancellation of Policies. Company shall have at all times the right to reject applications, alter, suspend or cancel any policy or bond (if bond form contains cancellation provision) and direct the return of the unearned premium thereon. Agent agrees to pay such unearned return premium in full to the Insured, and Company will credit Agent's account with the amount of said return premium, less return commission at the percent of commission in effect at the beginning of the policy period or term as stated in the original policy or any extension or renewal thereof, or inception date of a Surety Bond or effective date of an annual or three-year premium period of a Fidelity Bond.

     Flat cancellation will not be allowed to Agent on six months or three months auto plan policies, Commercial ALLIED Excess Liability Policies, or filed truck policies unless the policies are returned for calcellation prior to the effective date.

     Flat cancellation will be allowed on all other policies or bonds not accepted, delivered or paid for provided such policies or bonds are returned for cancellation within thirty days of the beginning of the policy period or term. However, if Agent permits such policies or bonds to remain outstanding beyond thirty days, he shall be charged with and agrees to pay the pro rata earned premium commencing at the beginning of the policy period or term as stated in the original policy or any extension or renewal thereof, or inception date of a Surety Bond or effective date of an annual or three-year premium period of a Fidelity Bond.

VIII.Subagents. Agent may appoint subagents, subject to approval of Company, and such subagents shall for the purpose of this Agreement be deemed employees of Agent. Agent shall be responsible for the premiums, commissions, charges or expenses of subagents or other persons from whom he may procure business.

X. Ownership of Expirations. Upon termination of this Agreement by either party hereto, if Agent's account is not then delinquent and if Agent shall thereafter remit to Company within forty-five days from the end of the month in which business is charged to Agent, all monies due to Company, the records, use and control of expirations shall be deemed the property of Agent; otherwise the records, use and control of expirations shall be vested in Company.

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XI.  Termination. Either Company or Agent may terminate this Agreement at any time by notice in writing to the other effective immediately; provided, however, that if Agent's account with Company is not delinquent or Agent has not otherwise violated the terms of this Agreement and Agent has not requested termination, Company shall give Agent not less than ninety days written notice of any such termination. Upon termination, Agent shall immediately surrender and return to Company his license (subject to applicable Insurance Department requirements) and all policies, supplies or other property of the Company in his possession if requested to do so by Company. Upon termination of the Agreement by either party hereto, all monies and premiums which have been collected by Agent that are delinquent shall become due and payable to Company upon the effective date of the termination of the Agreement. In the event this Agreement is terminated by Company for violation of its terms by Agent, Agent relinquishes all right or claim to commission on subsequent, excess or additional premiums developed, and Company shall have the right to collect all outstanding premiums if it so elects, and Agent agrees to waive or relinquish his right or claim for commission on same. In the event it becomes necessary for Company to institute legal proceedings for the recovery of any monies due Company from Agent, Agent agrees to pay all reasonable attorney fees, legal costs of such proceedings, and interest at the legal rate upon such monies from the date upon which they become due and payable to Company.

     Effective immediately upon such termination, except as otherwise provided hereinafter, the agency relationship existing between Company and Agent by virtue of this Agreement shall cease, and all previous contracts, agreements, understanding or arrangements of every kind, whether oral or written, creating or providing for such agency for Company or authorizing Agent to write or issue policies of insurance or bonds for Company or to solicit or take applications therefor, shall terminate. Agent agrees to pay all sums due from Agent to Company on business written prior to such termination date and all other monies due upon receipt of any monthly statement thereafter. Agent agrees to report to Company all policies or bonds issued or bound by Agent prior thereto. Agent's liability to account to Company for premiums collected and to pay over to it any monies due hereunder shall survive any termination of this Agreement.

XII. Limited Agency Following Termination. If Agent's account with Company is not delinquent on the effective date of termination of the Agreement and Agent is not otherwise in default under any terms of such Agreement, Company agrees that following any such termination existing business written by Agent will be allowed to run until expiration and Agent shall have limited authority with respect thereto as follows:

     1. Agent may elect to continue outstanding policies and bonds previously written through Agent in force until expiration, subject to cancellation privileges by Company of the policyholder prior to expiration, and in such event Agent agrees to service such policies and bonds, collect premiums due thereon, if any, on the due date thereof and remit the collections promptly to Company. Any unearned commission on return premiums will be charged to Agent's account and Agent agrees to repay the same to Company forthwith on receipt of billing thereof. In case an audit of outstanding policies or bonds requires an additional premium to be assessed against the policyholder or obligor, Agent agrees to collect the same on the due date and make prompt remittance thereof to Company. In the event Agent is not able to collect such premiums within forty-five days from the end of the month in which such premium is charged to his account, Agent may relieve himself of the responsibility to collect and remit such premium by notice to Company within the time and in the manner provided in such cases under "Remittance of Premiums" in the Agreement, and thereupon Company agrees to assume collection thereof, as therein provided.

     2. Company agrees to pay Agent commissions on policies or bonds in force until expiration or cancellation at the same rates as it then pays commissions on like business to existing Agents in Agent's state.

     3. Agent shall have the right to request appropriate endorsements on policies or bonds in force, provided that no such endorsements shall increase or extend Company's liability or extend the term of any policy or bond unless prior approval of Company shall have been obtained.

     4. Unless sooner cancelled, these limited agency provisions shall continue all policies and bonds written by Agent for Company shall have expired.

     5. The provisions of the Agreement entitled "Premiums Constitute Trust Fund" shall apply to premiums collected by Agent during the period of limited agency hereunder. If Agent has not remitted all monies due to Company within forth-five days from the end of the month in which business is charged. Agent agrees that the records, use and control of the expirations shall be vested in Company; otherwise, the records, use and control of the expirations shall be deemed the property of Agent.

XIII. Indemnification Agreement. The Company agrees to defend and indemnify Agent against liability, including the cost of defense and settlements, imposed on him by law (including the Fair Credit Reporting Act -- Public Law 91-508) for damages caused by acts or omissions of the Company, provided Agent has not caused or contributed to such liability by his own acts or omissions. Agent agrees, as a condition to such indemnification, to notify the Company promptly of any such against him and to allow the Company to make such investigation, settlement, or defense thereof as the Company deems prudent.


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XIII. Former Contracts Abrogated. It is mutually agreed that the execution of this Agreement by the parties hereto abrogates, terminates and voids all previous Agency Contracts or Agreements made between the parties hereto, except as to commissions on business written under a previous Contract or Agreement provided for in such Contract or Agreement, provided, however, that nothing herein shall be construed to affect or waive any claim of any kind, whether for money or otherwise, of Company against Agent under any previous Agency Contract or Agreement.

XIV. Notices. Notices under this Agreement may be given by delivering or mailing a copy to the party entitled to notice. Notice by mail shall be deemed sufficiently given when mailed by ordinary United States Mail, postage prepaid, addressed to Company at 701 Fifth Avenue, Des Moines, Iowa, or to Agent at the last known address of his agency according to Company records.

XV. Agreement Subject to Applicable Laws and Regulations. The terms of this Agreement shall be subject to all applicable laws and regulations and in the event of conflict between the terms of this Agreement and any such laws or regulations, the latter shall govern.

It is expressly understood and agreed there are no promises, agreements, or understanding other than those contained in this written Agreement, and that no agent or other representative of Company has any authority to obligate Company by any terms, stipulations or conditions not herein expressed unless the same be in writing and attached to and made a part of the Agreement.

For Agent                                        For Company

                                                 Depositors Insurance Company

ALLIED Group Insurance Marketing                 By
----------------------------------------           --------------------------
           Agency         Company                       Officer of Company

                                                 AMCO INSURANCE COMPANY
By: /s/                       General Manager
   ------------------------------------------
        (Name)                   (Title)
                                                 By /s/
---------------------------------------------      --------------------------
                                                        Officer of Company


CORPORATE     In consideration of Company appointing __________________________
AGENCY
SUPPLEMENT    ________________________________________________ as Agent, and as
              inducement for Company to do so, the undersigned hereby jointly and severally and for our heirs, executors, administrators, successors and assignees guarantee and bind ourselves to the faithful performance of all obligations by Agent under this Agreement to pay any sum which Agent may become liable to pay
              Company by virtue of Agency created under the foregoing Agreement and which Agent shall fail or refuse to pay when due.


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              Witness                                    Individually

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              Witness                                    Individually

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              Witness                                    Individually

NOTE - In case the agency is a partnership, this Agreement must be signed by all partners. If a corporation or a concern doing business under a name indicating incorporation, this Agreement must be signed above in the name of the corporation or concern by proper officers, and in addition the "Corporate Agency Supplement" completed where it is required.


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